                                                                   EXHIBIT 10.6


                                VAIL BANKS, INC.
                   AMENDED AND RESTATED STOCK INCENTIVE PLAN

                        RESTRICTED STOCK AWARD AGREEMENT


         THIS AGREEMENT, made and entered into as of the 19th day of November, 1999, by and between VAIL BANKS, INC. ("the "Company") and E. B. CHESTER ("Grantee").

                                WITNESSETH THAT:

         WHEREAS, the Company maintains the Vail Banks, Inc. Amended and Restated Stock Incentive Plan (the "Plan"), and the Grantee has been selected by the Committee to receive a Restricted Stock Award under the Plan;

         NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:

         1. AWARD OF RESTRICTED STOCK

         1.1 The Company hereby grants to the Grantee an award of 18,286 Shares of restricted stock ("Restricted Stock"), subject to, and in accordance with, the restrictions, terms and conditions set forth in this Agreement. The grant date of this award of Restricted Stock is November 19, 1999 ("Grant Date").

         1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

         2. RESTRICTIONS

         2.1 Subject to Sections 2.2, 2.3, and 2.4 below, if the Grantee remains employed by the Company, the Grantee shall become vested in the Restricted Stock as follows: 10% of the Shares of Restricted Stock (rounded down to the next whole share) shall vest on each anniversary (each such date shall be a "Vesting Date") of the Grant Date, such that on November 19, 2009 ("Final Vesting Date") all of the Shares of Restricted Stock shall be fully vested. On each Vesting Date, Grantee shall own the Vested Shares of Restricted Stock free and clear of all restrictions imposed by this Agreement (except those imposed by Section 3.4 below). The Company shall deliver a certificate(s) for the Vested Shares of Restricted Stock to Grantee as soon as practical after each Vesting Date. For purposes of this Agreement, employment with any

Subsidiary of the Company, or service as a Director of the Company or any Subsidiary of the Company, shall be considered employment with the Company.

         2.2 In the event, prior to the Final Vesting Date, (i) Grantee dies while actively employed by the Company, (ii) Grantee has his employment terminated by reason of Disability, (iii) Grantee's employment is terminated by the Company other than for Cause (as defined in Section 2(e) of the Plan),or
(iv) Grantee terminates his employment for Good Reason (as defined in Section
2.5 below), the Restricted Stock shall become fully vested and nonforfeitable as of the date of Grantee's death, Disability or termination of employment. The Company shall deliver certificate(s) for the Restricted Stock, free and clear of any restrictions imposed by this Agreement (except for Section 3.4) to Grantee (or, in the event of death, his surviving spouse or, if none, to his estate) as soon as practical after his date of death or termination for Disability, termination without Cause, or termination for Good Reason. If Grantee terminates his employment without Good Reason or if the Company terminates Grantee for Cause, the Restricted Stock shall cease to vest further and Grantee shall only be entitled to the Restricted Stock that is vested as of his date of termination.

         2.3 Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to Grantee's Final Vesting Date, the Restricted Stock shall become fully vested and nonforfeitable as of the date of the Change in Control. On the date of the Change in Control, the Company shall deliver to Grantee a certificate(s) for the Restricted Stock, free and clear of any restrictions imposed by this Agreement.

         2.4 The Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock.

         2.5 For purposes of this Section 2, "Good Reason" shall mean

                  (i) the assignment to the Executive of any duties inconsistent with his positions, duties, responsibilities and status with the Company, its subsidiaries and affiliates immediately prior to a Change in Control, or a change in his reporting responsibilities, titles or offices which were in effect immediately prior to a Change in Control, or any removal of him from or any failure to re-elect him to any of such positions, except in connection with the termination of his employment by the Company for Cause or as a result of his death or Disability or termination by him other than for Good Reason;

                  (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time, or failure to give him annual salary increases consistent with performance review ratings as compared with other employees of the same or similar rank;

                  (iii) a failure by the Company to continue giving the Executive bonuses comparable to the amount of bonuses given to him prior to the Change in Control;

                  (iv) the Company's requiring that the Executive be based anywhere other than the Company's principal executive offices in the Vail, Colorado area, except for required travel on Company business to an extent substantially consistent with his present business travel obligations, or in the event that the Executive consents to any such relocations, the failure by the Company to pay (or reimburse him for) all reasonable moving expenses incurred by him; or

                  (v) the failure by the Company to continue in full force and effect any benefit, retirement, savings or compensation plan or any employee life, accident, disability, medical, dental, vision or other employee welfare benefit plan in which the Executive is participating at the time of a Change in Control of the Company, the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit or perquisite (including but not limited to the provision of an automobile and the payment of club dues) enjoyed by him at the time of the Change in Control, or the failure by the Company to provide him with the number of paid vacation days to which he is then entitled in accordance with the normal vacation policy in effect on the date hereof.


         3. STOCK; DIVIDENDS; VOTING

         3.1 The stock certificate(s) evidencing the Restricted Stock shall be registered on the Company's books in the name of the Grantee as of the Grant Date. Physical possession or custody of such stock certificates shall be retained by the Company until such time as the shares or Restricted Stock are vested in accordance with Section 2. While in its possession, the Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.

         3.2 During the period the Restricted Stock is not vested, the Grantee shall be entitled to receive dividends and/or other distributions declared on such Restricted Stock and Grantee shall be entitled to vote such Restricted Stock.

         3.3 In the event of a Change in Capitalization, the number and class of shares or Restricted Stock or other securities that Grantee shall be entitled to, and shall hold, pursuant to this Agreement shall be appropriately adjusted or changed to reflect the Change in Capitalization, provided that any such additional shares or Restricted Stock or additional or different shares or securities shall remain subject to the restrictions in this Agreement.

         3.4 The Grantee represents and warrants that he is acquiring the Restricted Stock for investment purposes only, and not with a view to distribution thereof. The Grantee is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the Restricted Stock, the shares will not be able to be transferred unless an exemption from registration is available. By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.


         4. NO RIGHT TO CONTINUED EMPLOYMENT

         Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or a subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate the Grantee's employment at any time, subject to Grantee's rights under this Agreement.

         5. TAXES AND WITHHOLDING

         The Grantee shall be responsible for all federal, state and local income taxes payable with respect to this award of Restricted Stock. The Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this award of Restricted Stock, including a Section 83(b) election." The Company and Grantee agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Restricted Stock the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Restricted Stock having a market value not less than the amount of such taxes.

         6. GRANTEE BOUND BY THE PLAN

         The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         7. MODIFICATION OF AGREEMENT

         This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         8. SEVERABILITY

         Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         9. GOVERNING LAW

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Colorado without giving effect to the conflicts of laws principles thereof.

         10. SUCCESSORS IN INTEREST

         This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company's assets and business. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee's heirs, executors, administrators and successors.

         11. RESOLUTION OF DISPUTES

         Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     VAIL BANKS, INC.


                                     By: /s/ Lisa M. Dillon
                                         --------------------------------------



                                     /s/ E.B. Chester
                                     ------------------------------------------
                                     GRANTEE:  E. B. Chester